Exhibit 1.2

Execution Version

VITAL ENERGY, INC.

$500,000,000 9.750% Senior Notes due 2030

$400,000,000 10.125% Senior Notes due 2028

UNDERWRITING AGREEMENT

September 18, 2023

Wells Fargo Securities, LLC
As Representative of the several Underwriters
named in Schedule A attached hereto

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Introductory. Vital Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters (collectively, the “Underwriters”) named in Schedule A attached to this underwriting agreement (this “Agreement”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 9.750% Senior Notes due 2030 (the “2030 Notes”) and $400,000,000 aggregate principal amount of the Company’s 10.125% Senior Notes due 2028 (the “2028 Notes” and, together with the 2030 Notes, the “Notes”). Wells Fargo Securities, LLC has agreed to act as the representative of the Underwriters (the “Representative”) in connection with the offering and sale of the Notes, and BOK Financial Securities, Inc., has agreed to act as the QIU (defined below). The Company’s obligations under the Notes and their respective Indentures (as defined below) will be unconditionally guaranteed by (i) Vital Midstream Services, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Initial Guarantor”), and (ii) any subsidiary of the Company formed or acquired after the Closing Date (as defined below) that executes a supplemental indenture in accordance with the terms of the applicable Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Company and the Initial Guarantor are collectively referred to herein as the “Vital Parties.” The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities.”

The Securities will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) as of the Time of Sale (as defined below) and the Prospectus (as defined below) dated as of the date hereof. The 2028 Notes will be issued pursuant to an indenture, dated as of March 18, 2015 (the “Original Indenture”), among the Company, as the issuer of the 2028 Notes, the Initial Guarantors, as the guarantors of the 2028 Notes, and Computershare Trust Company (as successor to Wells Fargo Bank, National Association), as trustee (the “2028 Notes Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of January 24, 2020 (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “2028 Notes Indenture”), and the 2030 Notes will be issued pursuant to the Original Indenture, as supplemented by the Fifth Supplemental Indenture, dated as of the Closing Date (the “Fifth Supplemental Indenture” and, together with the Original Indenture, the “2030 Notes Indenture” and the 2030 Notes Indenture together with the 2028 Notes Indenture, the “Indentures”), among the Company, as the issuer of the 2030 Notes, the Initial Guarantor, as the guarantor of the 2030 Notes, and U.S. Bank Trust Company, National Association, as trustee (the “2030 Notes Trustee”). This Agreement, the Securities and the Indentures are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents.”

It is understood and agreed to by the parties hereto that on September 13, 2023, (i) the Company and Maple Energy Holdings, LLC., a Delaware limited liability (“Maple”), entered into a purchase and sale agreement, pursuant to which the Company will acquire certain oil and gas properties from Maple (the “Maple Purchase Agreement”), (ii) the Company, Henry Energy LP, a Texas limited partnership, Henry Resources LLC, a Texas limited liability company and Moriah Henry Partners LLC, a Texas limited liability company (collectively, “Henry”), entered into a purchase and sale agreement, pursuant to which the Company will acquire certain oil and gas properties from Henry (the “Henry Purchase Agreement”) and (iii) the Company and Tall City Property Holdings III LLC and Tall City Operations III LLC (collectively, “Tall City”), entered into a purchase and sale agreement, pursuant to which the Company will acquire certain oil and gas properties from Tall City (the “Tall City Purchase Agreement” and, together with the Maple Purchase Agreement and the Henry Purchase Agreement, the “Acquisition Agreements”).

Each of the Vital Parties hereby confirms its agreement with the Underwriters as follows:

SECTION 1.            Representations and Warranties. Each of the Vital Parties, jointly and severally, hereby represents, warrants and covenants to each Underwriter that, as of the date hereof:

(a)            Registration. The Vital Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) on Form S-3, an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) (File No. 333-263752), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Securities, and such registration statement became effective upon filing in accordance with Rule 462(e) under the Securities Act. Such registration statement, as amended by any post-effective amendments thereto as of the date of this Agreement, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus, as supplemented by any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus, as supplemented by the prospectus supplement relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or supplement with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Pricing Disclosure Package.

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“Pricing Disclosure Package” means, as of the Time of Sale, the Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Time of Sale, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Securities Act.

“Time of Sale” means 4:35 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Vital Parties is a time prior to the time of the first sale of the Securities.

(b)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Vital Parties make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Vital Parties in writing by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(c)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Time of Sale did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Vital Parties make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Vital Parties in writing by the Underwriters through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

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(d)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Vital Parties (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by any of the Vital Parties or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. No such Issuer Free Writing Prospectus conflicts with the information set forth in the Registration Statement. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Vital Parties make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Underwriters furnished to the Vital Parties in writing by any of the Underwriters through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(e)            Registration Statement and Prospectus. The Registration Statement became effective upon filing with the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Vital Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Vital Parties make no representation and warranty with respect to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustees on Form T-1 (“Form T-1”) and (ii) any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Vital Parties in writing by any of the Underwriters through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

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(f)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            Financial Statements. The historical financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the historical financial statements (including the related notes thereto) of any other entities or businesses included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and any such entities or businesses as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. All other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)            Organization and Good Standing. The Vital Parties have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Vital Parties taken as a whole or on the performance by the Vital Parties of their respective obligations under the Debt Documents (as defined below) (a “Material Adverse Effect”). The Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, association or other entity, other than the subsidiaries and other entities listed in Schedule B to this Agreement.

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(i)             Due Authorization. Each of the Vital Parties has full right, power and authority to execute and deliver this Agreement and the Indentures and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Securities and the Indentures and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(j)             Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Vital Parties.

(k)            Authorization of the Notes. The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when executed by the Company and authenticated by the Trustees in accordance with the applicable Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)             Authorization of the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when the Notes are duly executed by the Company and authenticated by the Trustees in accordance with the Indentures and delivered to the Underwriters against payment therefor in accordance with the terms hereof, the Guarantees will have been validly issued and delivered and will constitute valid and legally binding obligations of the Guarantors entitled to the benefits of the applicable Indenture and enforceable against each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)           Authorization of the Indentures. As of the Closing Date, the Indentures will (i) be duly and validly authorized, executed and delivered by the Vital Parties, (ii) be duly qualified under the Trust Indenture Act and the rules and regulations thereunder, (iii) comply as to form with the requirements of the Trust Indenture Act and (iv) assuming due authorization, execution and delivery by the Trustees, constitute a valid and legally binding agreement of each of the Vital Parties, enforceable against each of the Vital Parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(n)            Authorization of the Acquisition Agreements. The Acquisition Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)            Description of the Transaction Documents. Each of the Debt Documents and the Acquisition Agreements that is described in the Registration Statement, the Preliminary Prospectus and the Prospectus conforms or will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(p)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock of the Company (other than the issuance of shares of common stock, par value $0.01 per share, of the Company upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Vital Parties (other than immaterial changes), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Vital Parties taken as a whole; (ii) none of the Vital Parties has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Vital Parties taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Vital Parties taken as a whole; and (iii) none of the Vital Parties has sustained any loss or interference with its business that is material to the Vital Parties taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)            No Violation or Default. None the Vital Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vital Parties is a party or by which any of the Vital Parties is bound or to which any of the property or assets of any of the Vital Parties is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(r)            No Conflicts. The execution, delivery and performance by the Vital Parties, as applicable, of (i) each of the Debt Documents to which each such Vital Party is a party thereto and the consummation of the transactions contemplated by the Debt Documents and (ii) each of the Acquisition Agreements to which the Company is a party thereto and the consummation of the transactions contemplated by the Acquisition Agreements, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Vital Parties pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vital Parties is a party or by which any of the Vital Parties is bound or to which any of the property or assets of any of the Vital Parties is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Vital Parties or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that has been consented to or waived in writing prior to the date hereof or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (each, a “Consent”) is required in connection with (i) the offering, issuance and sale by the Vital Parties of the Securities, (ii) the execution, delivery and performance by the Vital Parties of the Debt Documents, (iii) the consummation of the transactions contemplated by the Debt Documents, or (iv) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, except for such Consents (A) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Securities by the Underwriters, (B) that have been, or prior to the Closing Date, will be, obtained, (C) the qualification of the Indenture under the Trust Indenture Act, or (D) that, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Vital Parties or their respective subsidiaries is a party or to which any property of any of the Vital Parties or their respective subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Vital Parties and their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Vital Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(u)            Solvency. On and immediately after the Closing Date, each of the Company and the Guarantors (after giving effect to the issuance of the Securities (and the Guarantees) and the other transactions related thereto as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities (and the Guarantees) as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(v)            Independent Accountants. Each of (i) Grant Thornton LLP, who has certified certain financial statements of the Company and its subsidiaries, (ii) Ernst & Young, LLP, who has certified certain financial statements of the Company and its subsidiaries and certain financial statements of Tall City and its subsidiaries, (iii) Weaver and Tidwell, L.L.P., who has certified certain financial statements of Driftwood Energy Partners, LLC (“Driftwood”) and its subsidiaries, certain financial statements of Forge Energy II Delaware, LLC (“Forge”) and its subsidiaries, and certain financial statements of Henry and its subsidiaries, and (iv) Moss Adams LLP, who has certified certain financial statements of Maple and its subsidiaries, is an independent registered public accounting firm with respect to such entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)            Independent Reserve Engineers. Each of (i) Ryder Scott Company, L.P. (“Ryder Scott”), who has prepared the reserve reports and estimates of proved reserves of the Company and its subsidiaries, Forge and its subsidiaries, and Tall City and its subsidiaries, (ii) Netherland, Sewell & Associates, Inc. (“NSAI”), who has prepared the reserve reports and estimates of proved reserves of Driftwood and its subsidiaries and Maple and its subsidiaries, and (iii) Cawley, Gillespie & Associates, Inc. (“CG&A”), who has prepared the reserve reports and estimates of proved reserves of Henry and its subsidiaries, in each case disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, has represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to such entities within the applicable rules and regulations adopted by the Commission and as required by the Securities Act for the periods set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(x)            Information Underlying Reserve Reports. The oil and natural gas proved reserve estimates for each of the Company, Driftwood, Forge, Maple, Tall City, Henry and their respective subsidiaries contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus are derived from reports that have been prepared by Ryder Scott, NSAI and CG&A, as applicable, and such estimates fairly reflect, in all material respects, the oil and natural gas proved reserves attributable to such entities at the dates indicated therein and are prepared in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. Except with respect to the Company’s proved undeveloped reserves as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, nothing has come to the attention of any of the Vital Parties which would cause the Company to revise downward by any material amount the oil and natural gas proved reserve estimates of such entities contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y)            Title to Real and Personal Property. The Vital Parties and their respective subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Vital Parties and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Vital Parties and their respective subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) exist pursuant to or that secure the obligations under that certain Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017, among Vital Energy, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions signatory thereto (as amended, the “Credit Agreement”).

(z)            Title to Oil and Gas Properties. Each of the Vital Parties and their respective subsidiaries has good and defensible title to all of its oil and gas properties in each case free and clear of all liens, encumbrances and defects, except (i) such as are permitted under the Credit Agreement, or (ii) such as do not materially affect the value of the properties and do not materially interfere with the use of the properties of the Vital Parties and their respective subsidiaries taken as a whole; and all of the leases and subleases under which any of the Vital Parties or their respective subsidiaries holds or uses properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the Vital Parties or their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Vital Parties and their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of any of the Vital Parties and their respective subsidiaries thereof to the continued possession or use of the leased or subleased premises, except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided, however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(aa)            Rights-of-Way. The Vital Parties and their respective subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Vital Parties and their respective subsidiaries to conduct their respective businesses in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The rights-of-way owned by the Vital Parties and their respective subsidiaries are subject only to such qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)            Title to Intellectual Property. The Vital Parties and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted and as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Vital Parties and their respective subsidiaries have not received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision or ruling, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(cc)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Vital Parties, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Vital Parties, on the other, that is required by the Securities Act to be described the Registration Statement, the Pricing Disclosure Package and the Prospectus that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(dd)            Investment Company Act. None of the Vital Parties is, and, after giving effect to the offering and sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, none of the Vital Parties will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ee)            Sufficiency of Acquisition Agreements. Each of the Acquisition Agreements is legally sufficient to transfer or convey, directly or indirectly, to the Company satisfactory title to, or valid rights to, the assets described in the Acquisition Agreements, as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the applicable Acquisition Agreement.

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(ff)            Taxes. The Vital Parties and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against any of the Vital Parties or their respective subsidiaries or any of their respective properties or assets.

(gg)            Licenses and Permits. The Vital Parties and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Vital Parties or their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(hh)            No Labor Disputes. No labor disturbance by or dispute with employees of any of the Vital Parties or their respective subsidiaries exists or, to the knowledge of the Vital Parties, is contemplated or threatened, and none of the Vital Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their respective principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)              Compliance with and Liability under Environmental Laws. (i) The Vital Parties and their respective subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any of the Vital Parties or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses, certificates or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there are no proceedings that are pending, or that are known to be contemplated, against any of the Vital Parties or their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Vital Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Vital Parties anticipates material capital expenditures relating to any Environmental Laws.

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(jj)              Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Vital Parties or their respective subsidiaries (or, to the knowledge of the Vital Parties, any other entity (including any predecessor) for whose acts or omissions any of the Vital Parties is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Vital Parties or their respective subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials and brine, which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(kk)            Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that has not resulted in or could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that has resulted in or could reasonably be expected to result in material liability to the Vital Parties or their respective subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is required to be funded by applicable law exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Vital Parties; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

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(ll)              Disclosure Controls. The Vital Parties maintain an effective system of “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that the Company files or submits under the Exchange Act, as applicable, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management of the Vital Parties as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(mm)          Accounting Controls. The Vital Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Vital Parties’ collective ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Vital Parties’ internal controls over financial reporting.

(nn)            eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(oo)            Insurance. The Vital Parties and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated; and none of the Vital Parties or their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(pp)            No Unlawful Payments. None of the Vital Parties and their respective subsidiaries nor, to the knowledge of the Vital Parties, any director, officer or employee of the Company or any of its subsidiaries, or any agent, affiliate, employee or other person associated with or acting on behalf of the Vital Parties has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(qq)            Compliance with Money Laundering Laws. The operations of the Vital Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Vital Parties or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Vital Parties, threatened.

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(rr)            No Conflicts with Sanctions Law. None of the Vital Parties and their respective subsidiaries nor, to the knowledge of the Vital Parties, any director, officer or employee of any of the Vital Parties or their respective subsidiaries nor, to the knowledge of the Vital Parties, any agent, affiliate or other person associated with or acting on behalf of any of the Vital Parties or their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority (collectively, “Sanctions”), nor is any Vital Party or their respective subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Venezuela, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region and the non-government controlled regions of the Zaporizhia and Kherson regions of Ukraine (each, a “Sanctioned Country”); and none of the Vital Parties and their respective subsidiaries will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with or in any Sanctioned Country.

(ss)            No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for such prohibitions as exist pursuant to the Credit Agreement or any indenture that is an exhibit to the Registration Statement or as are otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(tt)            No Broker’s Fees. None of the Vital Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Vital Parties or the Underwriters for a brokerage commission, finder’s fee or like payment to any person other than the Underwriters and their respective affiliates in connection with the offering and sale of the Securities.

(uu)            No Stabilization. The Vital Parties have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(vv)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(ww)            Statistical and Market Data. Nothing has come to the attention of the Vital Parties that has caused any of the Vital Parties to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xx)            Sarbanes-Oxley Act. To the extent applicable to the Vital Parties on the date hereof, there is and has been no failure on the part of the Vital Parties or, to the knowledge of the Vital Parties, any of the directors or officers of the Vital Parties, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(yy)            Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(zz)            Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Vital Parties will take all other actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

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(aaa)            Status under the Securities Act. (A) At the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405.

(bbb)            Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(ccc)            Cybersecurity. (a) (i) To the knowledge of the Vital Parties, there has been no material security breach or incident, or other compromise of or relating to any of the Vital Parties’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Vital Parties have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (b) the Vital Parties are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as, in the case of this clause (b), would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (c) the Vital Parties have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(ddd)            Regulations T, U, X. None of the Company or any of its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Any certificate signed by an officer of the Vital Parties and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Vital Parties to each Underwriter as to the matters set forth therein.

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SECTION 2.            Purchase, Sale and Delivery of the Securities.

(a)            The Securities. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Vital Parties agree to sell and each of the Underwriters, severally and not jointly, agrees to purchase from the Vital Parties, the principal amount of the Notes set forth opposite that Underwriter’s name in Schedule A hereto at a price equal to (i) 97.242% of the principal amount thereof plus accrued interest, if any, from September 25, 2023 to the Closing Date, payable on the Closing Date with respect to the 2030 Notes and (ii) 99.5% of the principal amount thereof, plus accrued and unpaid interest from July 15, 2023, payable on the Closing Date with respect to the 2028 Notes.

(b)            The Closing Date. Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Vital Parties (or their representatives) to the Representative, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana, Suite 4400, Houston, Texas 77002 at 10:00 A.M., New York City time, on September 25, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Vital Parties may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

(c)            Delivery of the Securities. Delivery of the Securities shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase price of the Securities being sold by the Vital Parties to or upon order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Vital Parties shall deliver the Securities through the facilities of The Depository Trust Company (“DTC”).

(d)            The Closing Date. The Company hereby confirms its engagement of BOK Financial Securities, Inc. as, and BOK Financial Securities, Inc. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (“Rule 5121”) with respect to the offering and sale of the Securities. BOK Financial Securities, Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

SECTION 3.            Further Agreements of the Vital Parties. Each of the Vital Parties further covenants and agrees, jointly and severally, with each Underwriter as follows:

(a)            Required Filings. The Vital Parties will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement to the Underwriters in such quantities as the Underwriters may reasonably request.

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(b)            Pricing Term Sheet. The Vital Parties will prepare a final term sheet containing a description of the Securities (the “Pricing Term Sheet”), substantially in the form of Annex B hereto, and approved by the Representative and file such term sheet pursuant to Rule 433(d) of the Securities Act within the time prescribed by such Rule.

(c)            Delivery of Copies. The Vital Parties will deliver, without charge, to the Underwriters, (A) four conformed signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or dealer.

(d)            Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Vital Parties will furnish to the Representative and counsel for the Representative a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(e)            Notice to the Underwriters. The Vital Parties will advise the Representative promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Vital Parties of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Vital Parties will use their best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(f)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Vital Parties will immediately notify the Representative thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Representative and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Vital Parties will immediately notify the Representative thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Representative and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(g)            Blue Sky Compliance. The Vital Parties will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Vital Parties shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will advise the Representative promptly of the suspension of the qualification of the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, each of the Vital Parties shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)            Earnings Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

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(i)             No Stabilization. The Vital Parties will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(j)             Reports. For a period of two years from the date of this Agreement, so long as the Securities are outstanding, the Vital Parties will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Vital Parties will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(k)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)             DTC. The Vital Parties agree to comply with all terms and conditions of all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(m)           Lock-Up. Until 30 days following the date of the Prospectus, the Vital Parties will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of any debt securities (other than the Notes and bank borrowings) in the same market as the Notes.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Vital Parties of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.            Additional Agreements of the Underwriters. Each Underwriter severally represents and agrees that:

(a)            It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or permitted pursuant to Section 1(d), Section 3(b) or Section 3(d) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

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(b)            It has not and will not, without the prior written consent of the Vital Parties, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Vital Parties with the Commission prior to the use of such free writing prospectus and (ii) “issuer information” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information (including the information contained in the final term sheet prepared and filed pursuant to Section 3(b)).

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

SECTION 5.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Vital Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Form T-1, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) the costs of the production and distribution of this Agreement, the Indentures, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (vi) the costs and charges of any transfer agent and any registrar; (vii) any fees required to be paid to rating agencies in connection with the rating of the Notes; (viii) the fees, costs and expenses of the Trustees, any agent of the Trustees and any paying agent (including related fees and expenses of a counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA, including reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $15,000; (x) all costs and expenses of the officers and employees of the Vital Parties and any other expenses of the Vital Parties relating to any investor or “road show” presentations in connection with the offering and sale of the Securities, including, without limitation, any travel expenses of the officers and employees of the Vital Parties and any other expenses of the Vital Parties; and (xi) the fees and expenses of the QIU.

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(b)            If (i) this Agreement is terminated pursuant to Section 8 or (ii) the Vital Parties for any reason fails to tender the Securities for delivery to the Underwriters, the Vital Parties agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 6.            Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the timely performance by the Vital Parties of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)            Representations and Warranties. The representations and warranties of the Vital Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Vital Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 1(p) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

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(e)            Officer’s Certificates. The Underwriters shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Vital Parties who is satisfactory to the Underwriters (A) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Vital Parties set forth in Sections 1(c) and 1(e) hereof are true and correct, (B) confirming that the other representations and warranties of the Vital Parties in this Agreement are true and correct and that the Vital Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (C) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Chief Financial Officer Certificates. The Underwriters shall have received on the date of the Time of Sale and on the Closing Date, certificates dated the date of the Time of Sale and Closing Date, respectively, and signed by the chief financial officer of the company, certifying as to certain financial and production data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, and providing “management comfort” with respect to such information, in each case, in form and substance reasonably satisfactory to the Representative.

(g)            Auditor Comfort Letters. On the date of this Agreement and on the Closing Date, each of Grant Thornton LLP, Ernst & Young, LLP, Weaver and Tidwell, L.L.P., and Moss Adams LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)            Reserve Engineer Confirmation Letters. On the date of this Agreement and on the Closing Date, each of Ryder Scott, NSAI, CG&A shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in reserve engineers’ “confirmation letters” to underwriters with respect to the reserve reports, estimates of proved reserves and other reserve information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)             Opinion and 10b-5 Statement of Counsel for the Company. On the Closing Date, Akin Gump Strauss Hauer & Feld L.L.P., counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-1 hereto.

(j)             Opinion of General Counsel for the Company. On the Closing Date, Mark D. Denny, General Counsel of the Company, shall have furnished to the Underwriters, a written opinion, dated the Closing Date, and addressed to the Representative, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-2 hereto.

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(k)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and 10b-5 statement of Baker Botts L.L.P., counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)             No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Securities.

(m)           Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Vital Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)            Additional Documents. On or prior to the Closing Date the Vital Parties shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

(o)            DTC. The Securities shall be eligible for clearance and settlement through the facilities of DTC.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5 and 7 hereof shall at all times be effective and shall survive such termination.

SECTION 7.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters by the Vital Parties. The Vital Parties each agree jointly and severally to indemnify and hold harmless each Underwriter, the affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

(b)            Indemnification of the Vital Parties. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Vital Parties, their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Vital Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information furnished on behalf of the Underwriters and set forth under the caption “Underwriting” in the Prospectus: (i) the information set forth in the table in the first paragraph, and (ii) the statements set forth in the fifth paragraph, third sentence in the seventh paragraph and first and second sentences of the eighth paragraph.

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(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, that, if indemnity is sought pursuant to Section 7(f), then, in addition to the fees and expenses of such counsel for the Indemnified Person the Indemnifying Person shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) separate from its own counsel and that of the other Indemnified Persons for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the Securities Act or Section 20 of Exchange Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other Indemnified Persons. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. Any such separate firm for the Underwriters, their respective affiliates, directors and officers and any control persons of the Underwriters shall be designated in writing by the Representative; any such separate firm for the Vital Parties, their respective directors, officers who signed the Registration Statement and any control persons of the Vital Parties shall be designated in writing by the Vital Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Indemnification of QIU. In addition to and without limitation of the Company’s obligation to indemnify BOK Financial Securities, Inc., as an Underwriter, the Company also agrees to indemnify and hold harmless the QIU, its affiliates and selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Securities.

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(e)            Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Vital Parties, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Vital Parties, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Vital Parties, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Vital Parties from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Vital Parties, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Vital Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            Limitation on Liability. The Vital Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.

(g)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

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SECTION 8.              Termination of this Agreement. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Vital Parties, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Vital Parties shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

SECTION 9.              Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Vital Parties, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Vital Parties or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 10.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, fax no. (212) 214-5918, Attention: High Yield Legal Department. Notices to the Vital Parties shall be given to the Company at 521 E. Second Street, Suite 1000, Tulsa, Oklahoma 74120, Attention: Bryan J. Lemmerman.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 11.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 7 and their respective successors, and no other person will have any right or obligation hereunder.

SECTION 12.            Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Representative.

SECTION 13.            Effectiveness of the Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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SECTION 14.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.            Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 16.            Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Vital Parties for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Vital Parties shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.

SECTION 17.            No Advisory or Fiduciary Responsibility. Each of the Vital Parties acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Vital Parties, on the one hand, and the several Underwriters, on the other hand, and the Vital Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Vital Parties or their respective affiliates, equityholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Vital Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Vital Parties on other matters) or any other obligation to the Vital Parties except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Vital Parties, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Vital Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

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This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Vital Parties and the several Underwriters, or any of them, with respect to the subject matter hereof. The Vital Parties hereby waive and release, to the fullest extent permitted by law, any claims that Vital Parties may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 18.            PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Vital Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 19.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

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(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20.            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

SECTION 21.            Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 22.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Vital Parties the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

[Signature page follows]

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Very truly yours,

Vital Energy, Inc.

By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

Vital Midstream Services, LLC

By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to the Underwriting Agreement (2023 Notes Offering)

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Wells Fargo Securities, LLC

for itself and on behalf of the several
Underwriters named in Schedule A hereto

By:	/s/ Ruben A. Doria
	Name:	Ruben A. Doria
	Title:	Vice President

BOK Financial Securities, Inc.
in its capacity as qualified independent underwriter

By:	/s/ Hal J. Brown
	Name:	Hal J. Brown
	Title:	SVP, Investment Banking

Signature Page to the Underwriting Agreement (2023 Notes Offering)

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2030 Notes to be Purchased	Aggregate Principal Amount of 2028 Notes to be Purchased
Wells Fargo Securities, LLC	$125,000,000	$100,000,000
BofA Securities, Inc.	$90,000,000	$72,000,000
Mizuho Securities USA LLC	$45,000,000	$36,000,000
Truist Securities, Inc.	$45,000,000	$36,000,000
Capital One Securities, Inc.	$33,750,000	$27,000,000
Citigroup Global Markets Inc.	$33,750,000	$27,000,000
KeyBanc Capital Markets Inc.	$33,750,000	$27,000,000
PNC Capital Markets LLC	$33,750,000	$27,000,000
U.S. Bancorp Investments, Inc.	$33,750,000	$27,000,000
Zions Direct Inc.	$8,750,000	$7,000,000
BOK Financial Securities, Inc.	$8,750,000	$7,000,000
Comerica Securities, Inc.	$8,750,000	$7,000,000
Total	$500,000,000	$400,000,000

SCHEDULE B

Subsidiaries and Other Entities of the Company

Wholly Owned Subsidiaries

Vital Midstream Services, LLC

ANNEX A-1

FORM OF OPINION OF COUNSEL TO THE COMPANY

Annex A-1-1

ANNEX A-2

FORM OF OPINION OF GENERAL COUNSEL

Annex A-2-1

ANNEX B

Pricing Term Sheet

Vital Energy, Inc.

$500,000,000 9.750% Senior Notes due 2030

$400,000,000 10.125% Senior Notes due 2028

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement dated September 13, 2023 (the “Preliminary Prospectus”) of Vital Energy, Inc. The information in this Pricing Term Sheet supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Terms used herein and not defined herein have the meanings assigned in the Preliminary Prospectus.

Issuer:	Vital Energy, Inc.
Guarantors:	Certain of the issuer’s current and future domestic restricted subsidiaries will, subject to certain customary exceptions, fully and unconditionally guarantee, jointly and severally, the notes so long as each such entity guarantees or becomes an obligor of our senior secured credit facility or other debt of the issuer or any restricted subsidiary of the issuer, in each case, in excess of $10 million. Not all of the issuer’s future subsidiaries will be required to become guarantors. If the issuer cannot make payments on the notes when they are due, the guarantors must make them instead.
Ratings (Moody’s / S&P)*:	B3 / B
Security Type:	Senior Unsecured Notes
Form:	SEC Registered
Pricing (Trade) Date:	September 18, 2023
Settlement Date:

September 25, 2023

We expect that delivery of the notes will be made to investors on or about September 25, 2023, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to two business days before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to two business days before their date of delivery hereunder should consult their advisors.

Annex B-1

Gross Proceeds:	$897,710,000
9.750% Senior Notes due 2030
Principal Amount:	$500,000,000
Maturity Date:	October 15, 2030
Yield to Maturity:	10.000%
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2023
Record Dates:	April 1 and October 1
Coupon:	9.750%
Public Offering Price:	98.742%, plus accrued interest, if any, from September 25, 2023
Optional Redemption:	Prior to October 15, 2026, make-whole call @ T+50 bps then at the following redemption prices (expressed as a percentage) of principal plus accrued and unpaid interest:
	On or after:	Price:
	October 15, 2026	104.875%
	October 15, 2027	102.4375%
	October 15, 2028 and thereafter	100%
Equity Clawback:	Prior to October 15, 2026, up to 35% at 109.750% of principal plus accrued and unpaid interest.
Change of Control:	Put at 101.000% of principal plus accrued and unpaid interest.
Special Mandatory Redemption	If the purchase agreement for the Henry Acquisition is terminated prior to the closing of such acquisition, or if the closing of the Henry Acquisition does not otherwise occur on or prior to January 11, 2024, the issuer will redeem all of the 2030 notes at a redemption price equal to 100% of the aggregate issue price of the 2030 notes, plus accrued and unpaid interest to, but not including, the redemption date.
CUSIP / ISIN:	516806AJ5 / US516806AJ59

10.125% Senior Notes due 2028

Principal Amount:	$400,000,000
Maturity Date:	January 15, 2028

Annex B-2

Yield to Maturity:	9.826%
Interest Payment Dates:	January 15 and July 15, commencing January 15, 2024
Record Dates:	January 1 and July 1
Coupon:	10.125%
Public Offering Price:	101%, plus accrued interest from July 15, 2023
Optional Redemption:	At any time, at the following redemption prices (expressed as a percentage) of principal plus accrued and unpaid interest:

	On or after:	Price:
	January 15, 2023	107.594%
	January 15, 2024	105.063%
	January 15, 2025	102.531%
	January 15, 2026 and thereafter	100.000%
Change of Control:	Put at 101.000% of principal plus accrued and unpaid interest.
CUSIP / ISIN:	516806AG1 / US516806AG11

*****

Active Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. Mizuho Securities USA LLC Truist Securities, Inc.
Joint Book-Running Managers:	Capital One Securities, Inc. Citigroup Global Markets Inc. KeyBanc Capital Markets Inc. PNC Capital Markets LLC U.S. Bancorp Investments, Inc.
Co-Managers:	Zions Direct Inc. BOK Financial Securities, Inc. Comerica Securities, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the prospectus supplement for this offering, the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you a copy of the prospectus supplement and base prospectus if you request them by calling Wells Fargo Securities, LLC. toll-free at 1-800-645-3751.

Annex B-3